EXHIBIT 99.28(d)(xiv)

FIRST AMENDMENT TO SUB-ADVISORY AGREEMENT

This FIRST AMENDMENT to the Sub-Advisory Agreement (as defined below) is made and effective as of June 25, 2014 (the “Amendment”), by and among OLD WESTBURY FUNDS, INC. (the “Fund”), BESSEMER INVESTMENT MANAGEMENT LLC (the “Adviser”), and CHAMPLAIN INVESTMENT PARTNERS, LLC (the “Sub-Adviser”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Sub-Advisory Agreement.

WHEREAS, the Fund, the Adviser and the Sub-Adviser are parties to the Sub-Advisory Agreement, dated as of October 1, 2008 (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser provides certain investment advisory services, as described therein, for the Old Westbury Small & Mid Cap Fund (formerly known as the Old Westbury Global Small & Mid Cap Fund and Old Westbury Global Small Cap Fund) (the “Portfolio”) or a designated portion of the assets of the Portfolio; and

WHEREAS, the Fund, the Adviser and the Sub-Adviser desire to amend the Sub-Advisory Agreement solely to reflect the name change of the Portfolio.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. All references to “Old Westbury Global Small Cap Fund” are hereby deleted and replaced with references to “Old Westbury Small & Mid Cap Fund”.

2. The Sub-Advisory Agreement, as expressly amended hereby, shall continue in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name: David W. Rossmiller
Title: President

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Rebecca H. Patterson
Name: Rebecca H. Patterson
Title: President

CHAMPLAIN INVESTMENT PARTNERS, LLC

By:	/s/ Judith W. O’Connell
Name: Judith W. O’ Connell
Title: Managing Partner